S-1MEF PURSUANT TO RULE 462B REGISTRATION STATEMENT
As filed with the Securities and Exchange Commission on December 10, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Community Bancorp

(Name of small business issuer in its charter)

Nevada	6712	01-0668846
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

400 South 4th Street, Suite 215, Las Vegas Nevada, 89101 (702) 878-0700
(Address and telephone number of principal executive offices and principal place of business)

Copies of communications to:	EDWARD M. JAMISON President and Chief Executive Officer 400 South 4th Street, Suite 215	Copies of communications to:
JOHN F. STUART, ESQ. Reitner & Stuart 1319 Marsh Street San Luis Obispo, CA 93401	Las Vegas Nevada 89101 (702) 947-3517 (Name, address, and telephone number of agent for service)	GORDON M. BAVA, ESQ. Manatt, Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, CA 90064

     Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☒ 333-119395

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities to be	Amount	Offering Price Per	Aggregate Offering	Registration
Registered	Registered (1)	Unit (2)	Price (2)	Fee (3)
Common Stock, $0.001 par value	110,000	$23.00	$2,530,000	$1,536

(1)	Includes 14,348 shares of common stock that may be purchased by the underwriters to cover over-allotments, if any.

(2)	Based upon the initial public offering price.

(3)	An aggregate of 2,640,000 shares of the Registrant’s common stock is being registered pursuant to this Registration Statement and the Registration Statement on Form S-1 (File No. 333-119395), as amended, which was previously filed by the Registrant and declared effective by the SEC on December 9, 2004. Based on the per share offering price of $23.00, the total value of the offering is $60,720,000, for which an aggregate filing fee of $7,694 is payable, and of which $6,158 was previously paid.

Explanatory Note and Incorporation by Reference: This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registration Statement relates to the public offering by Community Bancorp (“the Company”) of securities contemplated by the Registration Statement on Form S-1 (Commission File No. 333-119395) initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 30, 2004, and amended November 15, 2004 and November 24, 2004, which was declared effective by the Commission on December 9, 2004, and is being filed solely for the purpose of registering additional shares of the same class of securities as previously registered pursuant to the Registration Statement declared effective December 9, 2004. The contents of the prior Registration Statement on Form S-1 and related exhibits are hereby incorporated by reference.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description
5.1	Opinion of Santoro, Driggs, Walch, Kearney, Johnson & Thompson regarding legality of the securities covered by the Registration Statement

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in legal opinion – filed as Exhibit 5.1)

24.1	A power of attorney previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-119395) and incorporated by reference herein.

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Nevada on December 10, 2004.

COMMUN	ITY BANCORP

By:	/s/ EDWARD M. JAMISON

Edward M. Jamison
President and Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 10, 2004.

Signature	Capacity
/s/ EDWARD M. JAMISON Edward M. Jamison	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ CATHY ROBINSON Cathy Robinson	Chief Financial Officer and Executive Vice President (Principal Financial and Accounting Officer)
/s/ NOALL J. BENNETT* Noall J. Bennett	Director, Chairman of Board
/s/ CHARLES R. NORTON* Charles R. Norton	Director
/s/ GARY W. STEWART* Gary W. Stewart	Director
/s/ RUSSELL C. TAYLOR* Russell C. Taylor	Director

/s/ JACOB BINGHAM* Jacob Bingham	Director
* /s/ EDWARD M. JAMISON Edward M. Jamison Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Santoro, Driggs, Walch, Kearney, Johnson & Thompson regarding legality of the securities covered by the Registration Statement

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Legal Counsel (included in legal opinion – filed as Exhibit 5.1)

24.1	A power of attorney previously filed as Exhibit 24.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-119395) and incorporated by reference herein.